Exhibit 10.3
ZIFF DAVIS HOLDINGS INC.
2006 LONG-TERM MANAGEMENT INCENTIVE PLAN
ARTICLE I
IDENTIFICATION OF THE PLAN
          1.1 Identification of the Plan. This plan was adopted by the Compensation Committee of Ziff Davis Holdings Inc. on June 15, 2006, and shall be known as the Ziff Davis Holdings Inc. 2006 Long-Term Management Incentive Plan (the “Plan”).
          1.2 Purpose. The purpose of this Plan is (i) to advance the best interests of the Company by providing certain executives and other key employees of the Company (including its subsidiaries) who have a substantial responsibility for its management and growth with a significant additional incentive to promote the financial success of the Company and (ii) to provide an incentive which may be used to induce able persons to enter into, or remain in, the employ of the Company (including its subsidiaries).
          1.3 Effective Date. The Plan shall become effective on the date of its approval by the Board (the “Effective Date”).
ARTICLE II
DEFINITIONS
          Whenever used herein, “including” means “including, without limitation”. For purposes of this Plan, the following terms shall have the meanings set forth below and other terms shall have the meanings ascribed in other Articles below:
          “Board” shall mean the Board of Directors of the Company.
          “Bonus Amount” means, with respect to any Sale of a Division, one percent (1%) of the Consideration paid to the Company for such Sale of a Division; provided that, in the event that the Consideration for a Sale of a Division exceeds one hundred and fifty million dollars ($150,000,000), the “Bonus Amount” in respect of such Sale of a Division shall equal the sum of one million five hundred thousand dollars ($1,500,000) plus two percent (2%) of the amount by which such Consideration exceeds one hundred and fifty million dollars ($150,000,000).
          “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company (including any of its subsidiaries) and the applicable Participant or, in the absence of any such written employment agreement, shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, any of its subsidiaries or any of their readers, advertisers, subscribers, customers or suppliers, (ii) intentional or willful conduct which conduct brings the Company into public disgrace or disrepute in any material respect, (iii) substantial or repeated failure to perform) Participant’s duties in respect of the Company or any of its subsidiaries as reasonably directed by Participant’s immediate supervisor or the Chief Executive Officer (“CEO”) which is not cured within 10 days after notice thereof to Participant or which is incapable of cure, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, or (v) any breach of any written agreement to which the Participant is party with the Company or any of its subsidiaries which is not cured within 10 days after notice thereof to Participant or which is incapable of cure.
          “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.
          “Committee” shall mean the Compensation Committee of the Board.
          “Company” shall mean Ziff Davis Holdings Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Ziff Davis Holdings Inc. as such term is defined in Section 424(f) of the Code, regardless of whether specific mention is made of any subsidiary when there is a reference to the Company.
          “Division” means each of the following divisions of the Company: (i) the Enterprise Group, (ii) the Game Group, (iii) the Consumer / Small Business Group and (iv) any other division of the Company hereafter approved by the Committee in a written resolution as being a “Division” for purposes of this Plan; provided that the Enterprise Group, the Game Group and the Consumer / Small Business Group shall consist of the businesses and assets described for each such group in the Company’s reports as filed with the Securities and Exchange Commission from time to time).
          “Independent Third Party” shall mean any Person who, immediately prior to the contemplated transaction, does not own in the aggregate in excess of five percent (5%) of the Company’s Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner and/or such other Persons.
          “Participant” has the meaning set forth in Article IV hereof.
          “Percentage Interest” means, for each Participant with respect to any Sale of a Division, the aggregate percentage specifically referenced for such Sale of a Division for such Participant (if any) in the Grant Agreement to which such Participant and the Company are party, as such Percentage Interest may be amended, modified, supplemented or waived from time to time in accordance with the terms of this Plan).
          “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Sale of a Division” means the sale of a Division to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire all or substantially all of the assets of a Division (including by means of a sale of all or substantially all of the assets of such Division accomplished through (i) a sale of capital stock of the Company or any of its subsidiaries that own such assets, possessing the voting power to elect a majority of the Board of the Company or such subsidiary, or (ii) a merger or consolidation involving the Company or any of its subsidiaries (regardless of which entity is the surviving entity), with respect to which the Person(s) who, immediately prior to the event, owned in the aggregate in excess of fifty percent (50%) of the Company’s Common Stock, do not subsequent to the event own capital stock of the surviving entity possessing the voting power to elect a majority of the board of such surviving entity).
ARTICLE III
ADMINISTRATION OF THE PLAN
          3.1 Plan Administration; Interpretation. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants to participate in the Plan, (ii) grant Percentage Interests to Participants in such forms and amounts as it shall determine, (iii) impose in the Grant Agreement (or in such other manner as may be consistent with its rights under this Plan) such limitations, restrictions and conditions upon such Percentage Interests as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Percentage Interests granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority hereunder shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. In the absence of the Committee, all powers and rights of the Committee hereunder shall be exercised by the Board.
          3.2 Reallocation of Forfeiture Deficit. In the event that there has been a Forfeiture of any Percentage Interest prior to a Sale of a Division, the Committee shall be entitled to reallocate such Percentage Interest with respect to which there has been a Forfeiture to other Participants (including new Participants) as it deems appropriate. If immediately prior to the consummation of a Sale of a Division, the aggregate Participation Interests then outstanding in respect of such Division total less than one hundred percent (100%) (the amount of such deficit shall be referred to as the “Forfeiture Deficit”), then the Participation Interest of each Participant having a Participation Interest in respect of such Division at such time and who at such time is an active employee of the Company shall be deemed amended immediately prior to the consummation of such Sale of a Division, automatically and without any further action of the Committee, to be equal to the product of (a) the Participation Interest of such Participant in respect of such Division immediately prior to such amendment, multiplied by (b) a fraction, (I) the numerator of which is the sum of (X) the aggregate Participation Interests outstanding with respect to such Division immediately prior to such amendment held by Participants who at such time are active employees of the Company plus (Y) the aggregate Forfeiture Deficit in respect of such Division immediately prior to such amendment; and (II) the denominator of which is the aggregate Participation Interests outstanding in respect of such Division immediately prior to such amendment held by Participants who at such time are active employees of the Company. For the avoidance of doubt, upon the consummation of a Sale of a Division, the aggregate

Participation Interests in respect of such Division shall total one hundred percent (100%). By way of illustration and without limiting the foregoing, if immediately prior to the consummation of a Sale of a Division, (1) the aggregate Forfeiture Deficit in respect of such Division is ten percent (10%), (2) the aggregate Participation Interests in respect of such Division held by persons who at such time are active employees of the Company is eighty-five percent (85%) and (3) the aggregate Participation Interests in respect of such Division held by persons who at such time are not active employees of the Company is five percent (5%), then the Participation Interest of each Participant having a Participation Interest in respect of such Division at such time and who at such time is an active employee of the Company shall be deemed amended, automatically and without any further action of the Committee, to be equal to the product of (x) the Participation Interest of such Participant in respect of such Division immediately prior to such amendment, multiplied by (y) a fraction, the numerator of which is ninety-five (95) and the denominator of which is eighty-five (85).
          3.3 Register of Percentage Interests. The Committee shall maintain a register of Percentage Interests in respect of each Division outstanding from time to time and shall, promptly after request by a Participant, confirm such Participant’s Percentage Interest to such Participant.
ARTICLE IV
PARTICIPATION
          An individual shall be eligible to be selected as a Participant under the Plan only if such individual is an employee of the Company (including any subsidiary) as determined by the Committee in its sole discretion. Individuals selected for participation in the Plan by the Committee shall be known as “Participants” for the purposes of the Plan. No employee shall have a right to be selected as a Participant under the Plan.
ARTICLE V
RIGHTS UPON SALE OF A DIVISION
          5.1 Participation in Bonus Amount. If, but only if, a Participant’s Forfeiture Date (as defined in Section 6.4) has not occurred prior to the date of consummation of a Sale of a Division in respect of which such Participant has been granted a Percentage Interest, such Participant shall be entitled to be paid upon consummation of such Sale of a Division, in full satisfaction of all of his or her rights granted under this Plan with respect to such Sale of a Division, an amount equal to such Participant’s Percentage Interest for such Sale of a Division multiplied by the Bonus Amount for such Sale of a Division. Notwithstanding the foregoing, the Company may require, for any Participant who is employed by the Company as of the date of a Sale of a Division, as a condition to receipt of any portion of the Bonus Amount, that such Participant agree to be employed by the buyer (or any affiliate thereof) of the Division being sold (the “Buyer” of such Division) or to provide transition services to the Buyer (or any affiliate of the Buyer) of such Division on behalf of the Company, in either event for a period of not more than six (6) months and on substantially the same terms (including city of employment) on which such Participant was employed by the Company immediately prior to such Sale of a Division; provided that any Participant whom has been granted a Percentage Interest in respect of more than one Division shall not be required to comply with this sentence as a condition to receiving such portion of the Bonus Amount unless the Participant primarily provides services with respect to a single Division, which Division is included in such Sale of a Division, in which case this sentence shall apply, with respect to such Participant, only to such Division. Any Participant who accepts employment with a Buyer (or any affiliate of the Buyer) at the request of the Company in accordance with the foregoing sentence and who has a Percentage Interest in respect of another Division for which there has not yet been a Sale of a Division shall be deemed terminated without Cause for purposes of determining such Participant’s Percentage Interest in such future Sale of a Division. For the avoidance of doubt, no Participant shall have any rights to any portion of the Bonus Amount other than in connection with a Sale of a Division for which such Participant has specifically been granted a Percentage Interest pursuant to a Grant Agreement and nothing herein shall entitle a Participant to any employment with a Buyer (or any affiliate of a Buyer).
          5.2 Determination of Consideration. For purposes of the Plan, “Consideration” means, with respect to a Sale of a Division, the aggregate amount (as determined by the Committee) paid to the Company as consideration for such Sale of a Division. The Committee shall have sole discretion with respect to the determination of Consideration paid with respect to a Sale of a Division, including (i) if assets are sold in connection with a Sale of a Division that are not assets of such Division (including in connection with a transaction pursuant to which assets of two or more Divisions are sold), allocating which portion of the Consideration is paid in respect of the assets of such Division (which amount shall be deemed Consideration for such Sale of a Division) and which portion is not in respect of assets of such Division (which amount shall not be deemed Consideration for such Sale of a Division), (ii) if any non-cash consideration is received by the Company in a Sale of a Division, determining the fair market value of such non-cash consideration received by the Company, and (iii) calculating the fair market value (if any) of any consideration that may be paid (including the escrowed portion of any consideration and any contingent post-closing consideration) in respect of such Sale of a Division after consummation thereof and in calculating such fair market value, ascribing any discount it deems appropriate for any contingency to the receipt of such payment. Indebtedness for borrowed money assumed by a Buyer (or any affiliate of a Buyer) in a Sale of a Division that is not otherwise included in the determination of Consideration shall be deemed “Consideration” for purposes of this Plan from and after the date that the Company has no further liability in respect thereof. In no event shall “Consideration” include (x) any amount paid to the Company under any license or services agreement with a Buyer (or any affiliate of a Buyer) entered into in connection with a Sale of a Division (except that the following shall be included in the computation of “Consideration” related to such Division to the extent not already included in the computation of “Consideration” with respect to such Sale of a Division: (1) amounts paid to license the use of any trademark or other asset that, prior to such Sale of a Division, was used in the operations of such Division (including the Ziff Davis trademark and variants thereof) and (2) amounts paid with respect to non-competition and non-solicitation obligations on the part of the Company or its employees or directors); or (y) the assumption of any unexpired subscriptions and/or deferred revenue. If, after the Effective Date, assets of a Division (an “Applicable Division”) are sold prior to the Sale of a Division for such Applicable Division (each such sale shall be referred to as a “Prior Limited Sale” for such Applicable Division), the Consideration received by the Company in connection with the Sale of a Division for such Applicable Division shall be increased to include the aggregate Consideration received by the Company with respect to all Prior Limited Sales to the extent such Consideration related to the assets of such Applicable Division.
ARTICLE VI
GENERAL PROVISIONS
          6.1 Written Agreement. With the prior written consent of the Committee, a Participant’s rights under this Plan may be embodied in a written agreement (a “Grant Agreement”) which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company. Each Grant Agreement shall contain provisions consistent with the terms of this Plan and, in the event of any inconsistency between the terms of the Grant Agreement and this Plan, the terms of this Plan shall prevail. In no event shall any Participant have any rights on a Sale of a Division unless such Division is specifically referenced in such Grant Agreement.
          6.2 Limitations on Exercise and Transferability. No rights granted a Participant hereunder may be transferred or assigned by a Participant, other than by will or the laws of descent and distribution. No transfer, by will or the laws of descent and distribution, of any rights granted to a Participant hereunder, shall be effective on the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance of the transfer by the transferee(s).
          6.3 Withholding; Offset. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold from any Participant (or secure payment from the Participant in lieu of withholding) the amount of any withholding tax or other tax due from the Company with respect to any payment due to any such Participant under this Plan and to offset against any payments with respect to a Participant’s rights under this Plan any payments owed by the Participant to the Company. Each Participant shall be solely liable for all taxes (including any excise taxes) related to any portion of any Bonus Amount to which such Participant is entitled.
          6.4 Expiration of Rights under Upon Termination of Employment in Certain Circumstances. In the event that a Participant’s employment with the Company is, prior to consummation of a Sale of a Division in respect of which such Participant has been granted a Percentage Interest, terminated under any circumstances other than (a) by the Company without Cause or (b) as a result of such Participant’s death, then the Percentage Interest of such Participant shall, without further action on the part of the Company or any Participant, for all such Divisions be automatically forfeited (a “Forfeiture” of such Participation Interests) and be zero percent (0%) from and after the date of such termination (the “Forfeiture Date”). Notwithstanding the foregoing, if a Participant’s employment with the Company is terminated immediately prior to a Sale of a Division pursuant to the terms of the purchase and sale agreement governing such Sale of a Division to facilitate the transition of Participant’s employment to the Buyer (or any affiliate of Buyer) of such Division, then the termination of such Participant’s employment with the Company shall not, for purposes of this Plan, be deemed to arise until after consummation of such Sale of a Division. In the event a Participant’s employment with the Company is terminated by the Company without Cause or as a result of such Participant’s death, such event shall not be deemed to cause a Forfeiture of such Participant’s Participation Interest in respect of any Division.
          6.5 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time for any reason, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant under this Plan. No Participant shall be deemed to have any additional rights (including any rights as a stockholder) arising by having been selected as a Participant under this Plan. In no event shall a Participant be deemed a shareholder of the Company or have any rights as a shareholder of the Company arising as a result of his or her rights under this Plan.
          6.6 Miscellaneous. All rights of any Participant under this Plan or any Grant Agreement with respect to a Sale of a Division in respect of which such Participant has been granted a Percentage Interest shall automatically and without further action on the part of the Committee, the Company, any Participant or any other Person, terminate on the date of the Sale of a Division and payment of the Percentage Interest of the Bonus Amount to which such Participant is entitled that is allocable to such Sale of a Division. Notwithstanding anything to the contrary in the Plan, the Committee may in its absolute and sole discretion (but shall have no obligation to) alter or amend any of the provisions of this Plan if such alteration or amendment would be required to (a) comply with Section 409A of the Code or any regulations promulgated thereunder or (b) prevent any breach or default under any indenture or other agreement related to debt for borrowed money to which the Company is party.
          6.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board member or Committee member shall be entitled to the indemnification rights set forth in this Section 6.7 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and further provided that upon the institution of any such action, suit or proceeding a Board member or a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle and defend it on his or her own behalf.

EXAMPLE OF GRANT AGREEMENT
[On Ziff Davis Holdings Inc. Letterhead]
[date]
[Participant]
Dear [Participant]:
     Reference is made to that certain 2006 Long-Term Management Incentive Plan of Ziff Davis Holdings Inc. (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Plan”). Capitalized terms used, but not otherwise defined, herein shall have the meanings given to such terms in the Plan. This is a Grant Agreement referred to in, and shall be construed in accordance with, the Plan. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall prevail.
     This is to inform you that you have been granted a Percentage Interest of ___percent (___%) of the Bonus Amount in the Sale of a Division of the following Division of the Company:                      . Your Percentage Interest is subject to amendment in accordance with the Plan. Except as provided in the foregoing sentences of this paragraph or any other Grant Agreement to which you are party with the Company, you have no Percentage Interest in any Bonus Amount in respect of any Sale of a Division.
     In the event that your employment with the Company is terminated prior to any Sale of a Division in respect of which you have been granted a Percentage Interest under any circumstances (other than termination (a) by the Company without Cause or (b) because of your death), then the Percentage Interest for all such Divisions in respect of which you have been granted a Percentage Interest shall, without further action on the part of the Company or you, be automatically forfeited and be zero percent (0%) from and after the date of such termination. Nothing in the Plan or this Grant Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time for any reason, nor confer upon you any right to continue in the employ of the Company or be granted employment with any buyer of any Division (or any affiliate thereof) for any period of time or to continue your present (or any other) rate of compensation.
     This Grant Agreement and the Plan set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, between the parties in connection therewith. No modification to this Grant Agreement shall be binding unless in writing and signed by you and the Chief Executive Officer of the Company. This Grant Agreement shall be governed by the laws of the State of New York, without reference to its principles of conflicts of law that otherwise might call for application of the law of another jurisdiction. The state and federal courts located in New York, New York shall have sole and exclusive jurisdiction over any dispute arising out of or related to this Grant Agreement, and each party hereby expressly consents to the jurisdiction of such courts with respect to any such dispute and waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the proceeding has been brought in an inconvenient forum, to any such proceeding brought in such courts.

Sincerely,

ZIFF DAVIS HOLDINGS INC.

By:

Acknowledged and agreed as of the date
first written above: